EXHIBIT 99.1

Press Release

Press Release

Invisa reports revenue of $98 million and net income to common shareholders of $4.2 million for fiscal year 2014 versus revenue of $26,819 and a net loss of $357,855 reported in 2013 10K

SARSOTA, FL March 31, 2015- Invisa, Inc. (OTCQB: INSA) (“Invisa” or the “Company”) filed its Form 10-K yesterday March 30, 2015 reporting its results for the year ending December 31, 2014.

As previously reported, on November 10, 2014 Invisa acquired all of the ownership interests in Uniroyal Engineered Products, LLC ("Uniroyal"), a U.S. manufacturer of textured coatings, and all of the ordinary common stock of Engineered Products Acquisition Limited ("EPAL"), the holding company for Wardle Storeys (Group) Limited ("Wardle Storeys"), a European manufacturer of textured coatings and polymer films. Details of the acquisitions are set forth in the Current Report on Form 8-K filed by the Company on November 10, 2014 and the Form 8-K/A filed on January 20, 2015. As required by current accounting pronouncements, the transaction was treated as a combination between entities under common control and was accounted for in a manner similar to the pooling-of-interest method. The recognized assets and liabilities were transferred at their carrying amounts at the date of the transaction. The companies were combined retrospectively for prior year comparative information to the extent permitted by applicable accounting rules.

Selected 2014 financial results (after adjustments as explained in discussion of operating results and as shown in the Reconciliation of GAAP to Non-GAAP Financial Measures):

•	Revenue in 2014 was $98,323,226 compared to $94,766,651 in 2013
•	Adjusted operating Income for the full year 2014 of $5,568,075 compared to $5,805,505 in 2013
•	Fully diluted adjusted earnings available to common shareholders of $0.27 per share in 2014; the comparative combined adjusted earnings available to common shareholders for 2013 of $0.24 per share in 2013.

Discussion of operating results:

Revenue:

Prior to its acquisition by Invisa, EPAL had acquired 100% of the common stock of Wardle Storeys on March 4, 2013. Therefore, the comparative combined operating results for 2013 only include the results of Wardle Storeys for the period March 4, 2013 through December 31, 2013 or approximately 10 months which partially explained the increases from year to year.

Total revenue in 2014 increased $3,556,575 or 3.8% to $98,323,226 from $94,766,651, the comparative combined revenue for 2013. Assuming the Wardle Storeys transaction had occurred on January 1, 2013, total consolidated revenues would have shown a decrease of $5.4 million. The decrease was primarily due to the end of a one-year 2013 special automotive program that totaled approximately $6 million and the roll off of some legacy automotive platforms. The decrease in revenue was partially offset by new automotive platform launches and favorable impact of the change in the average Pound Sterling exchange rate for 2014 compared to 2013.

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Gross Profit:

Total gross profit in 2014 was $19,318,986 or 19.6% of sales compared with $17,206,607 or 18.2% of sales, the comparative combined gross profit for 2013. Assuming the Wardle Storeys transaction had occurred on January 1, 2013, the consolidated gross profit would have been $18,375,994 or 17.7% of sales, an increase of approximately $943,000 despite lower revenue. The gross profit percentage increased in 2014, primarily due to the rolling off of lower margin automotive platforms, which were replaced with higher margin platforms and the positive results of cost efficiency programs implemented in 2013 and 2014.

Operating Profit:

Total operating profit in 2014 was $4,662,075 or 4.7% of sales compared with $5,681,679 or 6.0% of sales, the comparative combined operating profit for 2013. Assuming the Wardle Storeys transaction had occurred on January 1, 2013, the consolidated operating profit would have been $5,799,126 or 5.7% of sales. The decrease in 2014 operating margin is partially attributable to approximately $414,000 of one-time expenses associated with the closing of the acquisitions. Also Included in general and administrative expenses are approximately $492,000 and $123,826 for 2014 and 2013, respectively, of statutory severance payments as a result of labor reduction programs at our U.K. facility. The severance program was fully expensed in 2014. Adjusting for the one-time expenses and the redundancy payments, the adjusted operating profit in 2014 would have been $5,568,075 or 5.7%.

About Invisa:

Invisa (OTCQB: INSA) is a leading manufacturer of vinyl coated fabrics that are durable, stain resistant, cost-effective alternatives to leather, cloth and other synthetic fabric coverings. Invisa’s revenue in 2014 was derived 63% from the automotive industry and approximately 37% from the recreational, industrial, indoor and outdoor furnishings, hospitality and health care markets.

Forward Looking Statements:

Except for statements of historical fact, certain information contained in this press release constitutes forward-looking statements, including, without limitation, statements containing the words “believe,” “expect,” “anticipate,” “intend,” “expect,” “should,” “planned,” “estimated” and “potential” and words of similar import, as well as all references to the future. These forward-looking statements are based on Invisa’s current expectations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company´s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company´s forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company´s business include, but are not limited to, the following: uncertainties relating to economic conditions, uncertainties relating to customer plans and commitments, the pricing and availability of equipment, materials and inventories, technological developments, performance issues with suppliers, economic growth, delays in testing of new products, the Company’s ability to successfully integrate acquired operations, the Company’s dependence on key personnel, the Company’s ability to protect its intellectual property rights, the effectiveness of cost-reduction plans, rapid technology changes and the highly competitive environment in which the Company operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

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Invisa, Inc.

Consolidated Balance Sheets

As of December 31, 2014 and December 31, 2013

	December 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$604,234	$311,029
Accounts receivable, net	14,607,787	15,003,030
Inventories, net	17,421,082	17,271,621
Other current assets	2,130,282	1,560,555
Related party receivable	74,931	42,475
Total Current Assets	34,838,316	34,188,710

PROPERTY AND EQUIPMENT	12,001,128	9,911,119

OTHER ASSETS
Intangible assets	3,668,956	3,767,896
Goodwill	1,079,175	1,079,175
Other long-term assets	1,295,965	571,824
Total Other Assets	6,044,096	5,418,895

TOTAL ASSETS	$52,883,540	$49,518,724

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Checks issued in excess of bank balance	$438,145	$622,590
Line of credit	16,396,306	15,792,852
Current maturities of long-term debt	522,095	545,026
Current maturities of capital lease obligations	96,071	51,016
Accounts payable	9,409,062	8,981,303
Accrued expenses	3,408,143	3,217,493
Related party payable	20,260	20,260
Current portion of postretirement benefit liability - health and life	115,039	131,714
Total Current Liabilities	30,405,121	29,362,254

LONG-TERM LIABILITIES
Long-term debt, less current portion	1,355,297	967,113
Capital lease obligations, less current portion	238,836	—
Related party lease financing obligations	2,162,393	2,014,440
Long-term debt to related parties	4,740,728	4,572,546
Postretirement benefit liability - health and life, less current portion	2,662,570	2,358,896
Other long-term liabilities	840,378	907,358
Total Long-Term Liabilities	12,000,202	10,820,353
Total Liabilities	42,405,323	40,182,607

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STOCKHOLDERS' EQUITY
Convertible Preferred Stock: 5,000,000 shares authorized ($100 value):
Series A, 9,715 shares issued and outstanding	798,500	798,500
Series B, 2,702 shares issued and outstanding	270,160	270,160
Series C, 16,124 shares issued and outstanding	1,600,467	1,600,467
Preferred unit, Series A UEP Holdings, LLC, 200,000 units issued and outstanding ($100 issue price)	617,571	—
Preferred units, Series B UEP Holdings, LLC, 150,000 units issued and outstanding ($100 issue price)	463,179	—
Preferred stock, Engineered Products Acquisition limited, 50 shares issued and outstanding (£1.00 stated value)	75	—
Common stock, 95,000,000 shares authorized ($.001 par value) 14,351,398 and 13,881,598 shares issued and outstanding as of December 31, 2014 and 2013, respectively	14,352	13,881
Additional paid in capital	32,549,585	33,651,743
Accumulated deficit	(26,626,634)	(29,062,898)
Accumulated other comprehensive income	790,962	2,064,264
Total Stockholders' Equity	10,478,217	9,336,117

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$52,883,540	$49,518,724

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Invisa, Inc.

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2014 and December 31, 2013

	December 31, 2014	December 31, 2013

NET SALES	$98,323,226	$94,766,651

COST OF GOODS SOLD	79,004,240	77,560,044

Gross Profit	19,318,986	17,206,607

OPERATING EXPENSES:
Selling	4,691,974	3,706,656
General and administrative	8,437,348	6,424,005
Research and development	1,527,589	1,394,267
OPERATING EXPENSES	14,656,911	11,524,928

Operating Income	4,662,075	5,681,679

OTHER INCOME (EXPENSE):
Interest and other debt related expense	(1,552,541)	(1,282,532)
Gain on bargain purchase	—	4,646,046
Other income	190,234	109,438
Net Other (Expense) Income	(1,362,307)	3,472,952

INCOME BEFORE TAX PROVISION	3,299,768	9,154,631

TAX PROVISION (BENEFIT)	(1,340,682)	175,491

NET INCOME	4,640,450	8,979,140

Preferred stock dividend	(403,582)	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	4,236,868	8,979,140

OTHER COMPREHENSIVE INCOME (LOSS):
Minimum benefit liability adjustment	(888,321)	(183,380)
Foreign currency translation adjustment	(425,898)	516,395
Unrealized gain (loss) on effective hedge:
Reclassification of amounts to earnings	42,476	64,108
Unrealized loss for the year	(1,559)	(7,295)

COMPREHENSIVE INCOME TO COMMON SHAREHOLDERS	$2,963,566	$9,368,968

EARNINGS PER COMMON SHARE:
Basic	$0.30	$0.64
Diluted	$0.22	$0.48
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	14,180,963	14,012,959
Diluted	18,937,796	18,769,792

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Invisa, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2014 and December 31, 2013

	December 31, 2014	December 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,640,450	$8,979,140
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation	1,381,452	1,578,807
Gain on bargain purchase	—	(4,646,046)
Deferred tax benefit	(1,253,000)	—
Distribution of life insurance policy as compensation	207,227	—
Non-cash stock compensation expense	81,691	124,000
Contributed officer compensation	36,000	36,000
Interest expense added to principal of note payable	80,317	111,090
Amortization of intangible assets	54,583	57,418
Loss on disposal of property and equipment	5,209	267,730
Noncash postemployment health and life benefit	(589,896)	(183,380)
Amortization of original issue note discount	—	42,680
Changes in assets and liabilities
Accounts receivable	(120,768)	1,146,779
Inventories	(575,000)	666,953
Other current assets	(240,332)	(27,113)
Related party receivable	(32,456)	132,525
Other long-term assets	(178,868)	22,228
Accounts payable	747,459	(1,142,813)
Accrued expenses	(56,858)	(332,261)
Postretirement benefit liability - health and life	(11,020)	(314,342)
Other long-term liabilities	19,268	(33,950)
Net Cash Flows from Operating Activities	4,195,458	6,485,445

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(3,255,643)	(1,490,219)
Purchase of Wardle Storeys less cash acquired	—	(681,340)
Cash paid for lease deposit	(17,500)	(250,000)
Net Cash Flows used in Investing Activities	(3,273,143)	(2,421,559)

CASH FLOWS FROM FINANCING ACTIVITIES
Checks issued in excess of bank balance	(184,445)	(259,386)
Net advances (reductions) on line of credit	1,085,575	(1,654,199)
Payments on long-term debt	(187,360)	(459,970)
Proceeds from issuance of long-term debt	725,798	125,019
Payments on capital lease obligations	(100,979)	(91,037)
Net payments on life insurance policies	—	(423,986)
Proceeds from related party obligation	—	919,162
Proceeds from issuance of units to members	—	7,750
Purchase of treasury stock	(138,553)	(109,208)
Distributions to members	(1,800,604)	(1,927,836)
Net Cash Flows used in Financing Activities	(600,568)	(3,873,691)
Net Change in Cash and Cash Equivalents	321,747	190,195
Cash And Cash Equivalents - Beginning Of Year	311,029	84,489
Effects of currency translation on cash and cash equivalents	(28,542)	36,345

CASH AND CASH EQUIVALENTS - END OF YEAR	$604,234	$311,029

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Invisa, Inc.

Reconciliation of GAAP and Non-GAAP Financial Measures (Unaudited)

Year Ended December 31, 2014	G&A	Operating Income	Gain on Bargain Purchase	Tax (Benefit) Provision	Net Income (Common)	EPS Diluted
	(in thousands, except per share data)

As reported	$8,437	$4,662	$—	$(1,341)	$4,237	$0.22

1 - Severance payments	(492)	492		98	394	0.02
2 - Acquisition expenses	(414)	414			414	0.03

Total items	(906)	906	—	98	808	0.05
As adjusted	$7,531	$5,568	$—	$(1,243)	$5,045	$0.27

Year Ended December 31, 2013	G&A	Operating Income	Gain on Bargain Purchase	Tax (Benefit) Provision	Net Income (Common)	EPS Diluted
	(in thousands, except per share data)

As reported	$6,424	$5,682	$(4,646)	$175	$8,979	$0.48

1 - Severance payments	(124)	124		25	99	0.01
3 - Gain on bargain purchase			4,646		(4,646)	(0.25)

Total items	(124)	124	4,646	25	(4,547)	(0.24)
As adjusted	$6,300	$5,806	$—	$200	$4,432	$0.24

1 -	Amount represents statutory severance payments as a result of labor reduction program in U.K. facility
2 -	Amount represents one-time expenses associated with the closing of the acquisitions
3 -	Amount represents the gain on bargain purchase which resulted from the fair value of the net assets being greater than the purchase price with respect to the Wardle Storeys purchase in 2013

Contact

Invisa Corporate Contact:

Elizabeth Henson, 941-870-3950

LHenson@invisa.com

or

Invisa Public Relations:

TTC Group, Inc.

Vic Allgeier, 646-290-6400

vic@ttcominc.com

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